UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

AVERY DENNISON CORPORATION

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Proxy Season Stockholder Engagement Spring 2025

Safe Harbor Statement Certain statements contained in this document are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties, which could cause our actual results to differ materially from the expected results, performance or achievements expressed or implied by such forward-looking statements. We believe that the most significant risk factors that could affect our financial performance in the near term include: (i) the impact on underlying demand for our products from global economic conditions, geopolitical uncertainty, and changes in environmental standards, regulations and preferences; (ii) competitors’ actions, including pricing, expansion in key markets, and product offerings; (iii) the cost and availability of raw materials; (iv) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through price increases, without a significant loss of volume; (v) foreign currency fluctuations; and (vi) the execution and integration of acquisitions. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but not limited to, risks and uncertainties related to the following: International Operations – worldwide economic, social, geopolitical and market conditions; changes in geopolitical conditions, including those related to trade relations and tariffs, China, the Russia-Ukraine war, the Israel-Hamas war and related hostilities in the Middle East; fluctuations in foreign currency exchange rates; and other risks associated with international operations, including in emerging markets Our Business – fluctuations in demand affecting sales to customers; fluctuations in the cost and availability of raw materials and energy; changes in our markets due to competitive conditions, technological developments, laws and regulations, customer preferences; environmental regulations and sustainability trends; the impact of competitive products and pricing; the execution and integration of acquisitions; selling prices; customer and supplier concentrations or consolidations; the financial condition of distributors; outsourced manufacturers; product and service quality claims; restructuring and other cost reduction actions; our ability to generate sustained productivity improvement and our ability to achieve and sustain targeted cost reductions; the timely development and market acceptance of new products, including sustainable or sustainably-sourced products; our investment in development activities and new production facilities; the collection of receivables from customers; and our sustainability and governance practices Information Technology – disruptions in information technology systems; cyber security events or other security breaches; and successful installation of new or upgraded information technology systems Income Taxes – fluctuations in tax rates; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; outcome of tax audits; and the realization of deferred tax assets Human Capital – recruitment and retention of employees and collective labor arrangements Our Indebtedness – our ability to obtain adequate financing arrangements and maintain access to capital; credit rating risks; fluctuations in interest rates; and compliance with our debt covenants Ownership of Our Stock – potential significant variability of our stock price and amounts of future dividends and share repurchases Legal and Regulatory Matters – protection and infringement of our intellectual property; the impact of legal and regulatory proceedings, including with respect to compliance and anti-corruption, environmental, health and safety, and trade compliance Other Financial Matters – fluctuations in pension costs and goodwill impairment For a more detailed discussion of these factors, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2024 Form 10-K, filed with the Securities and Exchange Commission on February 26, 2025. The forward-looking statements included in this document are made only as of its filing date, and we assume no duty to update these forward-looking statements to reflect new, changed or unanticipated events or circumstances, other than as may be required by law.

We Appreciate Your Support at Our Annual Meeting Our Board recommends that you vote FOR all management proposals and AGAINST the stockholder proposal PROPOSAL BOARD VOTE RECOMMEDATION 1 Election of directors See Proxy page 39. FOR Our experienced and balanced Board continues to deliver long-term value for our stockholders 2 Advisory vote on executive compensation See Proxy page 49. FOR We conduct ongoing engagement with our investors to discuss the alignment of our executive compensation program with our strategies and the incentives it provides our leaders to deliver strong financial performance 3 Appoint PwC as 2025 independent registered public accounting firm See Proxy page 90. FOR PwC has a deep understanding of our operations and accounting practices, and maintains rigorous procedures to ensure independence from our management, Board and company 4 Stockholder proposal for stockholder approval requirement for excessive golden parachutes See Proxy page 97. AGAINST Our Board believes that the policy sought by the proponent is unnecessary given its recent actions and would impair the Compensation Committee’s ability to structure market-competitive executive pay through a program that has been strongly supported by stockholders

Avery Dennison at a Glance

- Recognized industry leader
- Global materials science and digital identification solutions
- Operates in 50+ countries with ~35K employees

- Provider of wide range of branding and information solutions that optimize labor and supply chain efficiency, reduce waste, advance sustainability, circularity and transparency, and better connect brands and consumers

FY 2024 Financial Highlights

$8.8B | 2024 Net Sales ▲ 4.7%

$9.43 | 2024 Adj. EPS* ▲ 19%

15.8% | 2024 ROTC* ▲ 340 bps

16.4% | 2024 Adj. EBITDA Margin* ▲ 130 bps

* Adjusted EPS, return on capital (ROTC) and adjusted EBTIDA are non-GAAP financial measures that are defined, qualified and reconciled from generally accepted accounting principles in the United States of America (GAAP) in Appendix B.

Significant Competitive Advantages

- Exposed to diverse and growing end markets, with catalysts for long-term growth
- Industry leaders in our primary businesses, with strength in scale and innovation
- Enabled by a clear set of strategies that have been key to our success over the long term across a wide range of business cycles
- Uniquely positioned to connect the physical and digital worlds

2024 Net Sales



31%
~44%
High-Value
Categories
69%

Intelligent Labels



Materials Group

- Pressure-sensitive materials
- Label materials
- Graphics and reflective materials
- Functional bonding materials (e.g., tapes)



Intelligent Labels

Leveraging the strengths of both of our businesses, we are uniquely positioned to connect the physical and digital worlds by enabling a digital identity and life on physical items.



Solutions Group

- RFID solutions
- Branding and embellishment solutions
- Digital identification and data management solutions
- Productivity, pricing and retail media solutions

We are Making Possible™ products and solutions that help advance the industries we serve in addressing some of the world's most complex challenges.

Spring 2025

AVERY DENNISON 4

Balanced Board Composition Drives Robust Independent Oversight

Our Board oversees, counsels and ensures management is serving the best interests of our company, with a view toward maximizing the performance of our business and delivering long-term value for all our stakeholders.

Board Leadership Structure

Chairman-Elect	Lead Independent Director



Mitch Butier
Chairman-Elect & Former CEO, Avery Dennison

- Non-Independent
- Director since 2016
- Age: 53
- Other Public Boards: None
- Committees: FC (C)



Patrick Siewert
Retired Managing Director & Partner, The Carlyle Group

- Independent
- Director since 2005
- Age: 69
- Other Public Boards: Mondelēz International, Inc.
- Committees: AC, FC, GC

Following a successful CEO transition and consistent with the range of anticipated timing for the Executive Chairman role, Mitch Butier will cease serving as an executive officer following the Annual Meeting

AC	Audit Committee
FC	Finance Committee
CC	Talent and Compensation Committee
GC	Governance Committee
(C)	Committee Chair



Andres Lopez
Retired President & CEO O-I Glass

- Independent
- Director since 2017
- Age: 62
- Other Public Boards: None
- Committees: CC



Bradley Alford
Retired Chairman & CEO Nestlé USA

- Independent
- Director since 2010
- Age: 68
- Other Public Boards: Perrigo Company PLC
- Committees: CC (C), GC



Deon Stander
President & CEO Avery Dennison

- Non-Independent
- Director since 2023
- Age: 56
- Other Public Boards: None
- Committees: FC



Francesca Reverberi
SVP, Engineered Materials & Plastics Solutions, Trinseo

- Independent
- Director since 2023
- Age: 53
- Other Public Boards: None
- Committees: CC



Maria Fernanda Mejia
Retired CEO, International Newell Brands

- Independent
- Director since 2024
- Age: 61
- Other Public Boards: None
- Committees: AC



New to Board

Ward Dickson
Retired EVP & CFO WestRock

- Independent
- Director since 2024
- Age: 62
- Other Public Boards: Ameren Corporation
- Committees: AC (C), FC



William Wagner
CEO Semrush Holdings

- Independent
- Director since 2022
- Age: 58
- Other Public Boards: Semrush Holdings, Inc., BlackLine, Inc. (until May 2025)
- Committees: GC (C), AC

✓Public Company Executive Leadership or Board Experience

✓ Regular Board Refreshment and Succession Planning

✓ 98% Average Meeting Attendance

Spring 2025

AVERY DENNISON

5

Experienced and Balanced Board Continues to Guide our Growth As part of its ongoing director succession planning process, the Governance Committee regularly discusses and reports to our Board on the skills, qualifications and demographics desirable for our Board to best serve our company’s needs. Director Demographics Avg. 7 Years Tenure ** One director included in both categories Avg. 61 Years Age 22% From Other Underrepresented Communities** 22% Women** 33% Diverse Background Highlights of Areas of Director Expertise* Industry Experience 4 Digital/Technology 4 Consumer Goods 6 Packaging 6 Materials Science 6 Industrial Goods Functional Experience 7 Finance 8 Marketing 8 M&A 5 Environmental Sustainability 5 Cybersecurity 8 Science/Engineering/R&D As part of this process, the Governance Committee initiated a search for new directors with retail/consumer packaged goods or finance expertise, which led to the appointments of Maria Fernanda Mejia and Ward Dickson to our Board in February and June 2024, respectively. Key Board Responsibilities Establish Board/Committee composition, structure and responsibilities to ensure strong independent oversight Conduct director succession planning to maintain engaged Board with balance of skills, qualifications and demographics Oversee businesses, strategy execution, risk mitigation, governance profile and sustainability progress Approve annual operating plan and key strategic decisions Maintain integrity of financial statements and oversee capital allocation, including dividends and share repurchases Evaluate performance of senior leaders and determine executive compensation Conduct CEO and other executive succession planning * Reflects number of directors with technical expertise or supervisory experience as defined below: – Technical expertise - Direct management experience or subject matter expertise during professional career – Supervisory experience - Supervisory management experience during professional career

2024 CEO Pay Aligned To Performance Target Total Direct Compensation (TDC) is established to incent strong operational and financial performance and superior stockholder value creation aligned with our near- and long-term strategic priorities. 88% At-Risk Long-term Performance Units (PUs) (36%) 100% Financial Performance 50% of LTI with payout = 0% to 200% of target award 3-year cliff vesting 50% Relative TSR(1) 50% Cumulative EVA(2) Relative TSR payout capped at 100% if absolute TSR is negative Market-Leveraged Stock Units (MSUs) (36%) 100% Financial Performance 50% of LTI with payout = 0% to 200% of target award 1-, 2-, 3- and 4-year performance periods 100% Absolute TSR(3) Annual Annual Incentive Plan (AIP) Award (16%) 100% Financial Performance 60% Adjusted EPS 20% Adjusted Sales Growth 20% Adjusted Free Cash Flow Individual performance modifier based on achievement of predetermined strategic objectives (generally capped at 100%) Base Salary (12%) Annual fixed-cash compensation generally set around market median STRONG COMPENSATION GOVERNANCE PRACTICES ❶ Compensation primarily performance-based ❷ Capped AIP award consistent with annual financial goals ❸ Majority long-term equity incentive compensation ❹ Strategic targeting (1) Relative Total Stockholder Return (TSR) compares our TSR to the TSR of companies in a peer group satisfying certain objective criteria described in the Compensation Discussion and Analysis of our 2025 proxy statement (2) Economic Value Added (EVA) is a measure of financial performance calculated by deducting the economic cost associated with the use of capital (weighted average cost of capital multiplied by average invested capital) from after-tax operating profit (3) Absolute TSR measures the return that we provided our stockholders, including stock price appreciation and dividends paid (assuming reinvestment of dividends)

Stockholder Engagement Our Board and management are committed to regular and thoughtful engagement to directly obtain feedback and gather perspectives to identify potential improvement opportunities. 2024 Feedback Topics Governance Environmental Sustainability Board composition Board refreshment Board leadership structure Board onboarding, risk oversight and engagement Board succession planning Our stockholder rights profile Expanded director skills matrix Our progress against our 2025 and 2030 sustainability goals Our efforts to reduce GHG emissions Our evaluation of our supply chain Our water usage Our Board’s oversight of environmental sustainability and our efforts to comply with increasing regulatory requirements Off-Season Engagement Contact top 35 investors to seek meetings to discuss our strategies, Board, executive compensation, sustainability and governance Proxy Season Engagement Offer meetings to top 35 investors to discuss items being brought before stockholder vote; discuss preliminary vote results with Board Robust and Ongoing Stockholder Engagement Discussions/Actions Report on process, results and feedback, consider whether any actions are advisable, and reflect feedback in next year’s proxy materials Year-Round Process 2024 Engagement Results In 2024, we contacted our top 35 investors in proxy season and the off-season. Our Lead Independent Director (LID), Governance Committee Chair and management answered questions and discussed matters of investor interest. We engaged with every stockholder who accepted our invitation to meet or otherwise requested a meeting, and our Lead Independent Director led the majority of our off-season engagements. Outreach Conversations Board Responsiveness In April 2024, reflecting feedback from prior-year engagements and our Board’s decision to proactively adopt special meeting rights, our stockholders approved a Certificate of Amendment to our Amended and Restated Articles of Incorporation to provide that stockholders holding 25% of our outstanding common stock have the right to request that we call special meetings of stockholders.

Leading in an Environmental and Social Responsibility

We have largely achieved our 2025 sustainability goals, including exceeding our goal for cumulative GHG emissions reduction. Our 2030 sustainability goals prioritize the environmental and social matters most material to our company and stakeholders.

With strategic guidance and direction provided by our CEO, management is responsible for ensuring that we continue to make progress toward achieving our sustainability goals through our Sustainability Council. Board oversight of environmental sustainability and community investment is primarily conducted by the Governance Committee, which receives a report from management on each of these topics at least annually. Board oversight of social sustainability is primarily conducted by the Compensation Committee, which discussed talent matters, including pay equity and transparency, at multiple meetings in 2024.

Our website at esg.averydennison.com provides an overview of our sustainability strategies and downloadable reports, policies and indices, including our 2024 Integrated Report and March 2025 ESG Download.

	2030 Goals	2015 Baseline	Progress Highlights
Deliver innovations that advance the circular economy	Satisfy the recycling, composting or reuse requirements of all single-use consumer packaging and apparel with our products and solutions Solutions Group: 100% of core product categories (printed fabric labels, woven labels, paper, interior heat-transfer labels, packaging and RFID) will meet our Sustainable ADvantage standard Materials Group: 100% of standard label products will contain recycled or renewable content; all regions will have labels that enable circularity of plastics	-- --	**~78%** (based only on Apparel Solutions) in 2024 **~67%** (based only on Label and Graphic Materials) in 2024
Reduce our environmental impact in our operations and supply chain	Reduce our Scope 1 and 2 GHG emissions by 70% from our 2015 baseline; work with our supply chain to reduce our 2018 baseline Scope 3 GHG emissions by 30%, with an ambition of net zero by 2050	--	Scope 1 and 2: **~54%** in 2024[1] Scope 3: PY calculations available in most recent CDP Climate response
	Source 100% of paper fiber from certified sources focused on a deforestation-free future	45% FSC-certified	**~97%** certified in 2024
	Divert 95% of waste away from landfills, with a minimum of 80% of our waste recycled and the remainder either reused, composted or sent to energy recovery	84% landfill-free 55% recycled	**~91%** landfill-free in 2024[1][2] **~68%** recycled in 2024[1][2]
	Deliver a 15% increase in water efficiency at our sites that are located in high- or extremely high-risk countries as identified in the World Resources Institute Aqueduct Tool	--	**~(17)%** in 2024[1][3]
Make a positive social impact by enhancing the livelihood of our people and communities	Foster an engaged team and inclusive workplace: • Inclusion index: 85% • Employee engagement: 82% • Females in manager level or above positions: 40% • Safety: 0.2 Recordable Incident Rate (RIR)	-- 80% 32% 0.31 RIR	**~81%** in 2024 **~85%** in 2024 **~37% at YE 2024**[4] **0.21 RIR** in 2024
	Support employee participation in Avery Dennison Foundation (ADF) grants and foster the well-being of local communities • 85% of countries in which we operate receive ADF grants • 50% of all ADF grants incorporate volunteerism	-- --	Made 2024 ADF grants in **~72%** of countries in which we operate **~94%** of grants incorporated employee volunteerism

[1] Based on preliminary, unaudited full-year data. In prior years, disclosed audited data through third quarter.
[2] We have adjusted our calculation methodology to better capture certain Scope 1 sources, resulting in a modest decline from prior year. Additional information and reconciliations to prior year can be found in our ESG Download.
[3] Water use and efficiency at our sites are driven primarily by employee count and sanitation and can be affected by clean-up and restoration following singular events; sites in the World Resources Institute (WRI) risk categories shift annually.
[4] Our goal is to foster a workforce representative of the communities in which we operate; as one indicator, we track the percentage of females in manager level and above positions globally.

Spring 2025

AVERY DENNISON

9

Appendix A Financial Highlights

Net Cash Provided by Operating Activities Adjusted Free Cash Flow* Reported EPS Adjusted EPS* Net Sales Sales Change Ex. Currency* Drive outsized growth in high-value categories Lead at the intersection of the physical and digital Effectively allocate capital and relentlessly focus on productivity Grow profitably in our base businesses Execution of Key Strategies Delivering Strong Financial Performance Lead in an environmentally and socially responsible manner Well-positioned for continued GDP+ growth and top-quartile returns ($M) ($M) * Sales change excluding the impact of currency (sales change ex. currency), adjusted EPS, adjusted free cash flow, and ROTC are non-GAAP financial measures that are defined, qualified and reconciled from GAAP in Appendix B. Net Income Return on Capital (ROTC)* ($M)

Disciplined Capital Allocation Creating Long-Term Stockholder Value

Capital Allocation

- We invest in our businesses to support organic growth and seek to acquire companies that can accelerate our strategies, particularly in high-value product categories, increase our pace of innovation and advance our sustainability priorities; in 2024, we made venture investments in three companies developing technological solutions that we believe have the potential to advance our strategies.
- In 2024, we paid $277.5 million in dividends of $3.45 per share, having raised our quarterly dividend rate by 9% in April 2024, and repurchased 1.2 million shares of our common stock, having strategically accelerated repurchases in the fourth quarter.
- Over the last five years, we have deployed more than $2 billion to acquisitions (including venture investments) and returned over $2 billion to stockholders in dividends and share repurchases.



ACQUISITIONS
($M)
$350.4
$1,477.6
$39.5
$224.9
$3.8
2020
2021
2022
2023
2024



DIVIDENDS
($M)
$196.8
$220.6
$238.9
$256.7
$277.5
2020
2021
2022
2023
2024



SHARE REPURCHASES
($M)
$104.3
$180.9
$379.5
$137.5
$247.5
2020
2021
2022
2023
2024

Stockholder Value Creation

- Our TSR in 2024 was lower than the TSR of the Dow Jones U.S. Container & Packaging Index, the S&P 500 Industrials Index and the S&P 500 Index, three indices we use to disclose our relative performance.
- We believe that our five-year TSR is a more meaningful measure than our one-year TSR, consistent with the time horizon of our financial targets and goal to deliver long-term value for our investors.
- While lower than two of these indices, our five-year TSR outperformed the Dow Jones U.S. Container & Packaging Index.



5-YEAR CUMULATIVE TSR
100%
80%
60%
40%
20%
0%
97%
76%
55%
36%
2019
2020
2021
2022
2023
2024
AVY
Dow Jones U.S. Container & Packaging Index
S&P 500 Industrials Index
S&P 500 Index

1-, 3- AND 5-YEAR TSR

	AVY	Dow Jones U.S. Container & Packaging Index	S&P 500 Industrials Index	S&P 500 Index
2020	21%	21%	11%	18%
2021	41%	12%	21%	29%
2022	(15)%	(17)%	(5)%	(18)%
2023	14%	7%	18%	26%
2024	**(6)%**	**13%**	**17%**	**25%**
3-Year TSR	(9)%	1%	31%	29%
5-Year TSR	55%	36%	76%	97%

Spring 2025

AVERY DENNISON

12

Appendix B Reconciliation of Non-GAAP Financial Measures from GAAP

Use of Non-GAAP Financial Measures We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures. These non-GAAP financial measures are intended to supplement the presentation of our financial results prepared in accordance with GAAP. We use these non-GAAP financial measures internally to evaluate trends in our underlying performance, as well as to facilitate comparisons with the results of competitors for quarters and year-to-date periods, as applicable. Based on feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are also useful to their assessments of our performance and operating trends, as well as liquidity. Our non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it more difficult to assess our underlying performance in a single period. By excluding the accounting effects, positive or negative, of certain items (e.g., restructuring charges, outcomes of certain legal matters and settlements, certain effects of strategic transactions and related costs, losses from debt extinguishments, gains or losses from curtailment or settlement of pension obligations, gains or losses on sales of certain assets, gains or losses on venture investments, currency adjustments due to highly inflationary economies, and other items), we believe that we are providing meaningful supplemental information that facilitates an understanding of our core operating results and liquidity measures. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency or timing. We use the following non-GAAP financial measures in this presentation: Sales change ex. currency refers to the increase or decrease in net sales, excluding the estimated impact of foreign currency translation, and, where applicable, the currency adjustments for transitional reporting of highly inflationary economies, and the reclassification of sales between segments. Additionally, where applicable, sales change ex. currency is also adjusted for an extra week in our fiscal year and the calendar shift resulting from an extra week in the prior fiscal year. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior-period results translated at current period average exchange rates to exclude the effect of foreign currency fluctuations. Our 2025 fiscal year that began on December 29, 2024 will end on December 31, 2025; fiscal years 2026 and beyond will be coincident with the calendar year beginning on January 1 and ending on December 31. Organic sales change refers to sales change ex. currency, excluding the estimated impact of acquisitions and product line divestitures. We believe that sales change ex. currency and organic sales change assist investors in evaluating the sales change from the ongoing activities of our businesses and enhance their ability to evaluate our results from period to period. Adjusted EBITDA refers to adjusted operating income before depreciation and amortization. Adjusted operating income is net income adjusted for taxes; other expense (income), net; interest expense; other non-operating expense (income), net; and other items. Adjusted EBITDA margin refers to adjusted EBITDA as a percentage of net sales. Adjusted net income per common share, assuming dilution (adjusted EPS), refers to adjusted net income divided by the weighted average number of common shares outstanding, assuming dilution. Adjusted net income is income before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges and other items. Adjusted tax rate is the full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that significantly impact that rate, such as effects of certain discrete tax planning actions, impacts related to enactments of comprehensive tax law changes, and other items. We believe that adjusted EBITDA, adjusted EBITDA margin and adjusted EPS assist investors in understanding our core operating trends and comparing our results with those of our competitors. Adjusted free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, less payments for software and other deferred charges, plus proceeds from company-owned life insurance policies, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from insurance and sales (purchases) of investments, less net cash used for Argentine Blue Chip Swap securities. Where applicable, adjusted free cash flow is also adjusted for certain acquisition-related transaction costs. We believe that adjusted free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases, and acquisitions. Return on total capital (ROTC) refers to net income excluding interest expense and amortization of intangible assets from acquisitions, net of tax benefit, divided by the average of beginning and ending invested capital. We believe that ROTC assists investors in understanding our ability to generate returns from our capital.

Reconciliation of Non-GAAP Financial Measures from GAAP

Reconciliation of Non-GAAP Financial Measures from GAAP

Reconciliation of Non-GAAP Financial Measures from GAAP

Reconciliation of Non-GAAP Financial Measures from GAAP

Reconciliation of Non-GAAP Financial Measures from GAAP